Exhibit 99.1
Planet Fitness, Inc. Announces Fourth Quarter and Year-End 2019 Results
Fourth Quarter System-Wide Same Store Sales Increased 8.6%
Company record 261 New Planet Fitness Stores Opened System-Wide in 2019
Executed $300 Million Accelerated Share Repurchase in Fourth Quarter

Hampton, NH, February 25, 2020 - Today, Planet Fitness, Inc. (NYSE:PLNT) reported financial results for its fourth quarter ended December 31, 2019 and announced its full year 2020 outlook.
Fourth Quarter Fiscal 2019 Highlights

•	Total revenue increased from the prior year period by 9.8% to $191.5 million.

•	System-wide same store sales increased 8.6%.

•
Net income attributable to Planet Fitness, Inc. was $29.7 million, or $0.36 per diluted share, compared to net income attributable to Planet Fitness, Inc. of $24.8 million, or $0.29 per diluted share, in the prior year period.

•	Net income was $34.3 million, compared to net income of $28.8 million in the prior year period.

•	Adjusted net income(1) increased 20.6% to $39.2 million, or $0.44 per diluted share, compared to $32.5 million, or $0.34 per diluted share, in the prior year period.

•	Adjusted EBITDA(1) increased 23.0% to $76.6 million from $62.3 million in the prior year period.

•	102 new Planet Fitness stores were opened system-wide during the period, bringing system-wide total stores to 2,001 as of December 31, 2019.
Fiscal Year 2019 Highlights

•	Total revenue increased from the prior year by 20.2% to $688.8 million.

•	System-wide same store sales increased 8.8%.

•	Net income attributable to Planet Fitness, Inc. was $117.7 million, or $1.41 per diluted share, compared to $88.0 million, or $1.00 per diluted share, in the prior year.

•	Net income was $135.4 million, compared to $103.2 million in the prior year.

•	Adjusted net income(1) increased 22.7% to $146.7 million, or $1.59 per diluted share, compared to $119.5 million, or $1.22 per diluted share, in the prior year.

•	Adjusted EBITDA(1) increased 26.4% to $282.2 million from $223.2 million in the prior year.

•	261 new Planet Fitness stores were opened system-wide during the year, bringing system-wide total stores to 2,001 as of December 31, 2019.

“2019 was filled with many important milestones and financial achievements,” said Chris Rondeau, Chief Executive Officer. “We opened a company record 261 new stores system-wide and ended the year with 2,001 Planet Fitness locations and approximately 14.4 million members. Our ability to attract casual, first time gym users to our welcoming, non-intimidating fitness concept, combined with higher black card pricing, fueled an 8.8% improvement in system-wide same store sales on top of a 10.2% increase in 2018. Revenue in all three of our operating segments - Franchise, Corporate-Owned Stores and Equipment - grew double-digits in 2019, with Franchise, our highest margin segment, growing the fastest, which along with the repurchase of 6.1 million shares, helped drive a 30% increase in Adjusted net income per share, diluted(1) year-over-year. We begin 2020 with great momentum in our business, a long runway for growth, and an experienced group of franchisees eager to capitalize on the many opportunities that still lie ahead.”

(1) Adjusted net income, Adjusted EBITDA and Adjusted net income per share, diluted are non-GAAP measures. For reconciliations of Adjusted EBITDA and Adjusted net income to U.S. GAAP (“GAAP”) net income and a computation of Adjusted net income per share, diluted, see “Non-GAAP Financial Measures” accompanying this press release.
Operating Results for the Fourth Quarter Ended December 31, 2019
For the fourth quarter of 2019, total revenue increased $17.2 million or 9.8% to $191.5 million from $174.4 million in the prior year period. By segment:

•	Franchise segment revenue increased $16.7 million or 29.6% to $73.3 million from $56.6 million in the prior year period;

•
Corporate-owned stores segment revenue increased $5.0 million or 13.7% to $41.2 million from $36.2 million in the prior year period, $3.1 million of which is from new corporate-owned stores opened or acquired since September 30, 2018; and

•
Equipment segment revenue decreased $4.6 million or 5.6% to $77.0 million from $81.6 million in the prior year period, driven by a decrease in replacement equipment sales to existing franchisee-owned stores, partially offset by higher equipment sales to new franchisee-owned stores.

System-wide same store sales increased 8.6%. By segment, franchisee-owned same store sales increased 8.8% and corporate-owned same store sales increased 5.8%.
For the fourth quarter of 2019, net income attributable to Planet Fitness, Inc. was $29.7 million, or $0.36 per diluted share, compared to net income attributable to Planet Fitness, Inc. of $24.8 million, or $0.29 per diluted share, in the prior year period. Net income was $34.3 million in the fourth quarter of 2019 compared to $28.8 million in the prior year period. Adjusted net income increased 20.6% to $39.2 million, or $0.44 per diluted share, from $32.5 million, or $0.34 per diluted share, in the prior year period. Adjusted net income has been adjusted to reflect a normalized federal income tax rate of 26.8% for the fourth quarter of 2019 and 26.3% for the prior year period and excludes certain non-cash and other items that we do not consider in the evaluation of ongoing operational performance (see “Non-GAAP Financial Measures”).
Adjusted EBITDA, which is defined as net income before interest, taxes, depreciation and amortization, adjusted for the impact of certain non-cash and other items that we do not consider in the evaluation of ongoing operational performance (see “Non-GAAP Financial Measures”), increased 23.0% to $76.6 million from $62.3 million in the prior year period.
Segment EBITDA represents our Total Segment EBITDA broken down by the Company’s reportable segments. Total Segment EBITDA is equal to EBITDA, which is defined as net income before interest, taxes, depreciation and amortization (see “Non-GAAP Financial Measures”).

•
Franchise segment EBITDA increased $12.0 million or 30.8% to $50.7 million, driven by royalties from new franchisee-owned stores opened since September 30, 2018, a higher average royalty rate by 46 basis points and higher same store sales of 8.8%;

•	Corporate-owned stores segment EBITDA increased $0.5 million or 3.6% to $15.1 million; and

•	Equipment segment EBITDA decreased by $0.3 million or 1.7% to $18.7 million.
Operating Results for the Fiscal Year Ended December 31, 2019
For the fiscal year ended December 31, 2019, total revenue increased $115.9 million or 20.2% to $688.8 million from $572.9 million in the prior year. By segment:

•	Franchise segment revenue increased $53.4 million or 23.8% to $277.6 million from $224.1 million in the prior year;

•
Corporate-owned stores segment revenue increased $21.1 million or 15.2% to $159.7 million from $138.6 million in the prior year, $10.7 million of which is from new corporate-owned stores opened or acquired since January 1, 2018; and

•
Equipment segment revenue increased $41.4 million or 19.7% to $251.5 million from $210.2 million in the prior year, driven by an increase in equipment sales to new stores and an increase in replacement equipment sales to existing franchisee-owned stores.

System-wide same store sales increased 8.8%. By segment, franchisee-owned same store sales increased 9.0% and corporate-owned same store sales increased 6.1%.
For the year ended December 31, 2019, net income attributable to Planet Fitness, Inc. was $117.7 million, or $1.41 per diluted share, compared to net income attributable to Planet Fitness, Inc. of $88.0 million, or $1.00 per diluted share, in the prior year. Net income was $135.4 million in 2019 compared to $103.2 million in the prior year. Adjusted net income increased 22.7% to $146.7 million, or $1.59 per diluted share, from $119.5 million, or $1.22 per diluted share, in the prior year period. Adjusted net income has been adjusted to reflect a normalized federal income tax rate of 26.8% for the year ended December 31, 2019 and 26.3% for the prior year period and excludes certain non-cash and other items that we do not consider in the evaluation of ongoing operational performance (see “Non-GAAP Financial Measures”).
Adjusted EBITDA, which is defined as net income before interest, taxes, depreciation and amortization, adjusted for the impact of certain non-cash and other items that we do not consider in the evaluation of ongoing operational performance (see “Non-GAAP Financial Measures”), increased 26.4% to $282.2 million from $223.2 million in the prior year period.
Segment EBITDA represents our Total Segment EBITDA broken down by the Company’s reportable segments. Total Segment EBITDA is equal to EBITDA, which is defined as net income before interest, taxes, depreciation and amortization (see “Non-GAAP Financial Measures”).

•
Franchise segment EBITDA increased $39.7 million or 26.0% to $192.3 million driven by royalties from new franchisee-owned stores opened since January 1, 2018, a higher average royalty rate and higher same store sales of 9.0%;

•
Corporate-owned stores segment EBITDA increased $8.9 million or 15.7% to $65.6 million, driven primarily by additional stores opened and acquired since January 1, 2018, an increase in same store sales of 6.1% and higher annual fees; and

•
Equipment segment EBITDA increased by $12.0 million or 25.2% to $59.6 million driven by an increase in equipment sales to new stores and an increase in replacement equipment sales to existing franchisee-owned stores.

Share Repurchase Program
On December 4, 2019, we entered into a $300 million accelerated share repurchase agreement (the “2019 ASR Agreement”) with JPMorgan Chase Bank, N.A. (“JPMC”). We acquired shares under the 2019 ASR Agreement as part of our 2019 $500 million share repurchase authorization (the “2019 Share Repurchase Authorization”). On December 5, 2019, we paid JPMC $300 million in cash and received approximately 3.3 million shares of our Class A common stock. At final settlement, JPMC may be required to deliver additional shares to us, or, under certain circumstances, we may be required to deliver shares of our Class A common stock or may elect to make a cash payment to JPMC, based generally on the average of the daily volume-weighted average prices of our Class A common stock during the term of the 2019 ASR Agreement. The 2019 ASR Agreement contains provisions customary for agreements of this type, including provisions for adjustments to the transaction terms, the circumstances generally under which the 2019 ASR Agreement may be accelerated, extended or terminated early by JPMC and various acknowledgments, representations and warranties made by the parties to one another. Final settlement of the 2019 ASR Agreement is expected to be completed during the second quarter of 2020, although the settlement may be accelerated at JPMC’s option. Following this accelerated share repurchase there will is approximately $200 million remaining on the 2019 Share Repurchase Authorization.
2020 Outlook
For the year ending December 31, 2020, the Company expects:

•	Total revenue increase of approximately 12% as compared to the year ended December 31, 2019;

•	System-wide same store sales of approximately 8%;

•	Adjusted net income to increase approximately 10% as compared to the year ended December 31, 2019; and

•	Adjusted net income per diluted share to increase approximately 16% as compared to the year ended December 31, 2019.
Presentation of Financial Measures
Planet Fitness, Inc. (the “Company”) was formed in March 2015 for the purpose of facilitating the initial public offering (the “IPO”) and related recapitalization transactions that occurred in August 2015, and in order to carry on the business of Pla-Fit Holdings, LLC (“Pla-Fit Holdings”) and its subsidiaries. As the sole managing member of Pla-Fit Holdings, the Company operates and controls all of the business and affairs of Pla-Fit Holdings, and through Pla-Fit Holdings, conducts its business. As a result, the Company consolidates Pla-Fit Holdings’ financial results and reports a non-controlling interest related to the portion of Pla-Fit Holdings not owned by the Company.
The financial information presented in this press release includes non-GAAP financial measures such as EBITDA, Segment EBITDA, Adjusted EBITDA, Adjusted net income and Adjusted net income per share, diluted, to provide measures that we believe are useful to investors in evaluating the Company’s performance. These non-GAAP financial measures are supplemental measures of the Company’s performance that are neither required by, nor presented in accordance with GAAP. These financial measures should not be considered in isolation or as substitutes for GAAP financial measures such as net income or any other performance measures derived in accordance with GAAP. In addition, in the future, the Company may incur expenses or charges such as those added back to calculate Adjusted EBITDA, Adjusted net income and Adjusted net income per share, diluted. The Company’s presentation of Adjusted EBITDA, Adjusted net income and Adjusted net income per share, diluted, should not be construed as an inference that the Company’s future results will be unaffected by similar amounts or other unusual or nonrecurring items. See the tables at the end of this press release for a reconciliation of EBITDA, Adjusted EBITDA, Total Segment EBITDA, Adjusted net income, and Adjusted net income per share, diluted, to their most directly comparable GAAP financial measure.
The non-GAAP financial measures used in our full-year outlook will differ from net income and net income per share, diluted, determined in accordance with GAAP in ways similar to those described in the reconciliations at the end of this press release. We do not provide guidance for net income or net income per share, diluted, determined in accordance with GAAP or a reconciliation of guidance for Adjusted net income and Adjusted net income per share, diluted, to the most directly comparable GAAP measure because we are not able to predict with reasonable certainty the amount or nature of all items that will be included in our net income and net income per share, diluted, for the year ending December 31, 2020. These items are uncertain, depend on many factors and could have a material impact on our net income and net income per share, diluted, for the year ending December 31, 2020.
Same store sales refers to year-over-year sales comparisons for the same store sales base of both corporate-owned and franchisee-owned stores. We define the same store sales base to include those stores that have been open and for which monthly membership dues have been billed for longer than 12 months. We measure same store sales based solely upon monthly dues billed to members of our corporate-owned and franchisee-owned stores.
Investor Conference Call
The Company will hold a conference call at 4:30 pm (ET) on February 25, 2020 to discuss the news announced in this press release. A live webcast of the conference call will be accessible at www.planetfitness.com via the “Investor Relations” link. The webcast will be archived on the website for one year.
About Planet Fitness
Founded in 1992 in Dover, NH, Planet Fitness is one of the largest and fastest-growing franchisors and operators of fitness centers in the United States by number of members and locations. As of December 31, 2019, Planet Fitness had approximately 14.4 million members and 2,001 stores in 50 states, the District of Columbia, Puerto Rico, Canada, the Dominican Republic, Panama, Mexico and Australia. The Company's mission is to enhance people's lives by providing a high-quality fitness experience in a welcoming, non-intimidating environment, which we call the Judgement Free Zone®. More than 95% of Planet Fitness stores are owned and operated by independent business men and women.
Investor Contact:

Brendon Frey, ICR
brendon.frey@icrinc.com
203-682-8200
Media Contacts:
McCall Gosselin, Planet Fitness
mccall.gosselin@pfhq.com
603-957-4650

Julia Young, ICR
julia.young@icrinc.com
646-277-1280
Forward-Looking Statements
This press release contains “forward-looking statements” within the meaning of the federal securities laws, which involve risks and uncertainties. Forward-looking statements include the Company’s statements with respect to expected future performance presented under the heading “2020 Outlook,” those attributed to the Company’s Chief Executive Officer in this press release, the Company's statements about its share repurchase program and other statements, estimates and projections that do not relate solely to historical facts. Forward-looking statements can be identified by words such as "believe," “expect,” “goal,” plan,” “will,” “prospects,” “future,” “strategy” and similar references to future periods, although not all forward-looking statements include these identifying words. Forward-looking statements are not assurances of future performance. Instead, they are based only on the Company’s current beliefs, expectations and assumptions regarding the future of the business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of the Company’s control. Actual results and financial condition may differ materially from those indicated in the forward-looking statements. Important factors that could cause our actual results to differ materially include risks and uncertainties associated with competition in the fitness industry, the Company’s and franchisees’ ability to attract and retain new members, the Company's and franchisees' ability to identify and secure suitable sites for new franchise stores, changes in consumer demand, changes in equipment costs, the Company’s ability to expand into new markets domestically and internationally, operating costs for the Company and franchisees generally, availability and cost of capital for franchisees, acquisition activity, developments and changes in laws and regulations, our substantial increased indebtedness as a result of our refinancing and securitization transactions and our ability to incur additional indebtedness or refinance that indebtedness in the future, our future financial performance and our ability to pay principal and interest on our indebtedness, our corporate structure and tax receivable agreements, failures, interruptions or security breaches of the Company's information systems or technology, general economic conditions and the other factors described in the Company’s annual report on Form 10-K for the year ended December 31, 2018 and, once available, the Company's annual report on Form 10-K for the year ended December 31, 2019, as well as the Company’s other filings with the Securities and Exchange Commission. In light of the significant risks and uncertainties inherent in forward-looking statements, investors should not place undue reliance on forward-looking statements, which reflect the Company’s views only as of the date of this press release. Except as required by law, neither the Company nor any of its affiliates or representatives undertake any obligation to provide additional information or to correct or update any information set forth in this release, whether as a result of new information, future developments or otherwise.

Planet Fitness, Inc. and subsidiaries
Consolidated Statements of Operations
(Unaudited)
(Amounts in thousands, except per share amounts)

	For the three months ended December 31,		For the year ended December 31,
	2019	2018	2019	2018
Revenue:
Franchise	$58,515	$45,739	$223,139	$175,314
Commission income	1,615	1,620	4,288	6,632
National advertising fund revenue	13,169	9,197	50,155	42,194
Corporate-owned stores	41,216	36,234	159,697	138,599
Equipment	76,996	81,570	251,524	210,159
Total revenue	191,511	174,360	688,803	572,898
Operating costs and expenses:
Cost of revenue	59,378	62,532	194,449	162,646
Store operations	22,745	19,851	86,108	75,005
Selling, general and administrative	20,874	20,380	78,818	72,446
National advertising fund expense	13,167	9,622	50,153	42,619
Depreciation and amortization	12,030	9,313	44,346	35,260
Other loss (gain)	1,747	(80)	1,846	878
Total operating costs and expenses	129,941	121,618	455,720	388,854
Income from operations	61,570	52,742	233,083	184,044
Other expense, net:
Interest income	1,468	2,201	7,053	4,681
Interest expense	(16,660)	(15,021)	(60,852)	(50,746)
Other expense	(1,283)	(5,837)	(6,107)	(6,175)
Total other expense, net	(16,475)	(18,657)	(59,906)	(52,240)
Income before income taxes	45,095	34,085	173,177	131,804
Provision for income taxes	10,840	5,307	37,764	28,642
Net income	34,255	28,778	135,413	103,162
Less net income attributable to non-controlling interests	4,590	3,983	17,718	15,141
Net income attributable to Planet Fitness, Inc.	$29,665	$24,795	$117,695	$88,021
Net income per share of Class A common stock:
Basic	$0.37	$0.29	$1.42	$1.01
Diluted	$0.36	$0.29	$1.41	$1.00
Weighted-average shares of Class A common stock outstanding:
Basic	80,831	85,774	82,977	87,235
Diluted	81,453	86,302	83,619	87,675

Planet Fitness, Inc. and subsidiaries
Consolidated Balance Sheets
(Unaudited)
(Amounts in thousands, except per share amounts)

	December 31,	December 31,
	2019	2018
Assets
Current assets:
Cash and cash equivalents	$436,256	$289,431
Restricted cash	42,539	30,708
Accounts receivable, net of allowance for bad debts of $111 and $84 at December 31, 2019 and 2018, respectively	42,268	38,960
Inventory	877	5,122
Prepaid expenses	8,025	4,947
Other receivables	9,226	12,548
Income tax receivable	947	6,824
Total current assets	540,138	388,540
Property and equipment, net of accumulated depreciation of $73,621, as of December 31, 2019 and $53,086 as of December 31, 2018	145,481	114,367
Right-of-use assets, net	155,633	—
Intangible assets, net	233,921	234,330
Goodwill	227,821	199,513
Deferred income taxes	412,293	414,841
Other assets, net	1,903	1,825
Total assets	$1,717,190	$1,353,416
Liabilities and stockholders' deficit
Current liabilities:
Current maturities of long-term debt	$17,500	$12,000
Accounts payable	21,267	30,428
Accrued expenses	31,623	32,384
Equipment deposits	3,008	7,908
Deferred revenue, current	27,596	23,488
Payable pursuant to tax benefit arrangements, current	26,468	24,765
Other current liabilities	18,016	430
Total current liabilities	145,478	131,403
Long-term debt, net of current maturities	1,687,505	1,160,127
Deferred rent, net of current portion	—	10,083
Lease liabilities, net of current portion	152,920	—
Deferred revenue, net of current portion	34,458	26,374
Deferred tax liabilities	1,116	2,303
Payable pursuant to tax benefit arrangements, net of current portion	400,748	404,468
Other liabilities	2,719	1,447
Total noncurrent liabilities	2,279,466	1,604,802
Stockholders' equity (deficit):
Class A common stock, $.0001 par value - 300,000 shares authorized, 78,525 and 83,584 shares issued and outstanding as of December 31, 2019 and 2018, respectively	8	9
Class B common stock, $.0001 par value - 100,000 shares authorized, 8,562 and 9,448 shares issued and outstanding as of December 31, 2019 and 2018, respectively	1	1
Accumulated other comprehensive income	303	94
Additional paid in capital	29,820	19,732
Accumulated deficit	(736,587)	(394,410)
Total stockholders' deficit attributable to Planet Fitness Inc.	(706,455)	(374,574)
Non-controlling interests	(1,299)	(8,215)
Total stockholders' deficit	(707,754)	(382,789)
Total liabilities and stockholders' deficit	$1,717,190	$1,353,416

Planet Fitness, Inc. and subsidiaries
Consolidated Statements of Cash Flows
(Unaudited)
(Amounts in thousands, except per share amounts)

	For the Year Ended December 31,
	2019	2018
Cash flows from operating activities:
Net income	$135,413	$103,162
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	44,346	35,260
Amortization of deferred financing costs	5,454	3,400
Amortization of favorable leases and asset retirement obligations	237	375
Amortization of interest rate caps	—	1,170
Deferred tax expense	21,625	23,933
Loss on re-measurement of tax benefit arrangement	5,966	4,765
Provision for bad debts	87	19
(Gain) Loss on disposal of property and equipment	(159)	462
Loss on extinguishment of debt	—	4,570
Loss on reacquired franchise rights	1,810	360
Equity-based compensation	4,826	5,479
Changes in operating assets and liabilities:
Accounts receivable	(895)	(1,923)
Due from related parties	(472)	3,598
Inventory	4,244	(2,430)
Other assets and other current assets	(3,198)	5,778
Accounts payable and accrued expenses	(6,268)	14,506
Other liabilities and other current liabilities	1,687	(2,835)
Income taxes	6,231	194
Payments pursuant to tax benefit arrangements	(24,998)	(30,493)
Equipment deposits	(4,900)	1,410
Deferred revenue	11,452	9,640
Deferred rent	1,823	3,999
Net cash provided by operating activities	204,311	184,399
Cash flows from investing activities:
Additions to property and equipment	(57,890)	(40,860)
Acquisitions of franchises	(52,613)	(45,752)
Proceeds from sale of property and equipment	109	196
Purchase of intellectual property	(300)	—
Net cash used in investing activities	(110,694)	(86,416)
Cash flows from financing activities:
Proceeds from issuance of long-term debt	550,000	1,200,000
Proceeds from issuance of Class A common stock	2,863	1,209
Principal payments on capital lease obligations	(93)	(47)
Repayment of long-term debt	(12,000)	(712,469)
Payment of deferred financing and other debt-related costs	(10,577)	(27,133)
Repurchase and retirement of Class A common stock	(458,166)	(342,383)
Dividend equivalent paid to members of Pla-Fit Holdings	(243)	(957)
Distributions to members of Pla-Fit Holdings	(7,436)	(8,300)
Net cash used in financing activities	64,348	109,920
Effects of exchange rate changes on cash and cash equivalents	691	(844)
Net increase in cash, cash equivalents and restricted cash	158,656	207,059
Cash, cash equivalents and restricted cash, beginning of period	320,139	113,080
Cash, cash equivalents and restricted cash, end of period	$478,795	$320,139
Supplemental cash flow information:
Net cash paid for income taxes	$10,001	$5,016
Cash paid for interest	$53,713	$38,624
Non-cash investing activities:
Non-cash additions to property and equipment	$2,827	$5,451

Planet Fitness, Inc. and subsidiaries
Non-GAAP Financial Measures
(Unaudited)
(Amounts in thousands, except per share amounts)

To supplement its consolidated financial statements, which are prepared and presented in accordance with GAAP, the Company uses the following non-GAAP financial measures: EBITDA, Total Segment EBITDA, Adjusted EBITDA, Adjusted net income and Adjusted net income per share, diluted (collectively, the “non-GAAP financial measures”). The Company believes that these non-GAAP financial measures, when used in conjunction with GAAP financial measures, are useful to investors in evaluating our operating performance. These non-GAAP financial measures presented in this release are supplemental measures of the Company’s performance that are neither required by, nor presented in accordance with GAAP. These financial measures should not be considered in isolation or as substitutes for GAAP financial measures such as net income or any other performance measures derived in accordance with GAAP. In addition, in the future, the Company may incur expenses or charges such as those added back to calculate Adjusted EBITDA, Adjusted net income and Adjusted net income per share, diluted. The Company’s presentation of Adjusted EBITDA, Adjusted net income, and Adjusted net income per share, diluted, should not be construed as an inference that the Company’s future results will be unaffected by unusual or nonrecurring items.
EBITDA, Segment EBITDA and Adjusted EBITDA
We refer to EBITDA and Adjusted EBITDA as we use these measures to evaluate our operating performance and we believe these measures provide useful information to investors in evaluating our performance. We have also disclosed Segment EBITDA as an important financial metric utilized by the Company to evaluate performance and allocate resources to segments in accordance with ASC 280, Segment Reporting. We define EBITDA as net income before interest, taxes, depreciation and amortization. Segment EBITDA sums to Total Segment EBITDA, which is equal to the Non-GAAP financial metric EBITDA. We believe that EBITDA, which eliminates the impact of certain expenses that we do not believe reflect our underlying business performance, provides useful information to investors to assess the performance of our segments as well as the business as a whole. Our Board of Directors also uses EBITDA as a key metric to assess the performance of management. We define Adjusted EBITDA as net income before interest, taxes, depreciation and amortization, adjusted for the impact of certain additional non-cash and other items that we do not consider in our evaluation of ongoing performance of the Company’s core operations. These items include certain purchase accounting adjustments, stock offering-related costs, and certain other charges and gains. We believe that Adjusted EBITDA is an appropriate measure of operating performance in addition to EBITDA because it eliminates the impact of other items that we believe reduce the comparability of our underlying core business performance from period to period and is therefore useful to our investors in comparing the core performance of our business from period to period.

Planet Fitness, Inc. and subsidiaries
Non-GAAP Financial Measures
(Unaudited)
(Amounts in thousands, except per share amounts)

A reconciliation of Adjusted EBITDA to net income, the most directly comparable GAAP measure, is set forth below.

	Three months ended December 31,		Year ended December 31,
	2019	2018	2019	2018
(in thousands)
Net income	$34,255	$28,778	$135,413	$103,162
Interest income	(1,468)	(2,201)	(7,053)	(4,681)
Interest expense(1)	16,660	15,021	60,852	50,746
Provision for income taxes	10,840	5,307	37,764	28,642
Depreciation and amortization	12,030	9,313	44,346	35,260
EBITDA	$72,317	$56,218	$271,322	$213,129
Purchase accounting adjustments-revenue(2)	244	78	768	1,019
Purchase accounting adjustments-rent(3)	122	184	470	732
Loss on reacquired franchise rights(4)	1,810	—	1,810	360
Transaction fees(5)	—	17	—	307
Severance costs(6)	—	—	—	352
Pre-opening costs(7)	772	608	1,793	1,461
Indemnification receivable(8)	—	342	—	342
Tax benefit arrangement remeasurement(9)	1,328	4,765	5,966	4,765
Other(14)	(7)	48	48	733
Adjusted EBITDA	$76,586	$62,260	$282,177	$223,200

(1)	Includes $4.6 million of loss on extinguishment of debt in the year ended December 31, 2018.

(2)
Represents the impact of revenue-related purchase accounting adjustments associated with the acquisition of Pla-Fit Holdings on November 8, 2012 by TSG (the “2012 Acquisition”). At the time of the 2012 Acquisition, the Company maintained a deferred revenue account, which consisted of deferred area development agreement fees, deferred franchise fees, and deferred enrollment fees that the Company billed and collected up front but recognizes for GAAP purposes at a later date. In connection with the 2012 Acquisition, it was determined that the carrying amount of deferred revenue was greater than the fair value assessed in accordance with ASC 805—Business Combinations, which resulted in a write-down of the carrying value of the deferred revenue balance upon application of acquisition push-down accounting under ASC 805. These amounts represent the additional revenue that would have been recognized in these periods if the write-down to deferred revenue had not occurred in connection with the application of acquisition pushdown accounting.

(3)
Represents the impact of rent-related purchase accounting adjustments. In accordance with guidance in ASC 805 – Business Combinations, in connection with the 2012 Acquisition, the Company’s deferred rent liability was required to be written off as of the acquisition date and rent was recorded on a straight-line basis from the acquisition date through the end of the lease term. This resulted in higher overall recorded rent expense each period than would have otherwise been recorded had the deferred rent liability not been written off as a result of the acquisition push down accounting applied in accordance with ASC 805. Adjustments of $0.1 million, $0.1 million, $0.2 million and $0.4 million in the three months ended December 31, 2019 and 2018 and the years ended December 31, 2019 and 2018, respectively, reflect the difference between the higher rent expense recorded in accordance with U.S. GAAP since the acquisition and the rent expense that would have been recorded had the 2012 Acquisition not occurred. Adjustments of $0.1 million, $0.1 million, $0.3 million and $0.4 million in the three months ended December 31, 2019 and 2018 and the years ended December 31, 2019 and 2018, respectively, are due to the amortization of favorable and unfavorable lease intangible assets. All of the rent related purchase accounting adjustments are adjustments to rent expense which is included in store operations on our consolidated statements of operations.

(4)
Represents the impact of a non-cash loss recorded in accordance with ASC 805 - Business Combinations related to our acquisition of 12 franchisee-owned stores in December 2019. The loss recorded under GAAP represents the difference between the fair value of the reacquired franchise rights and the contractual terms of the reacquired franchise rights and is included in other (gain) loss on our consolidated statements of operations.

(5)	Represents transaction fees and expenses that could not be capitalized related to the securitized debt transaction in 2018.

(6)	Represents severance expense recorded in connection with an equity award modification.

Planet Fitness, Inc. and subsidiaries
Non-GAAP Financial Measures
(Unaudited)
(Amounts in thousands, except per share amounts)

(7)
Represents costs associated with new corporate-owned stores incurred prior to the store opening, including payroll-related costs, rent and occupancy expenses, marketing and other store operating supply expenses.

(8)
Represents a receivable recorded in connection with a contractual obligation of the Company’s co-founders to indemnify the Company with respect to pre-IPO tax liabilities pursuant to the 2012 Acquisition.

(9)	Represents gains and losses related to the adjustment of our tax benefit arrangements primarily due to changes in our effective tax rate.

(10)
Represents certain other charges and gains that we do not believe reflect our underlying business performance. In the year ended December 31, 2018 this amount included expense of $0.6 million related to the write off of certain assets that were being tested for potential use across the system.

A reconciliation of Segment EBITDA to Total Segment EBITDA is set forth below.

	Three months ended December 31,		Year ended December 31,
(in thousands)	2019	2018	2019	2018
Segment EBITDA
Franchise	$50,734	$38,778	$192,281	$152,571
Corporate-owned stores	15,108	14,589	65,613	56,704
Equipment	18,698	19,028	59,618	47,607
Corporate and other	(12,222)	(16,177)	(46,190)	(43,753)
Total Segment EBITDA(1)	$72,318	$56,218	$271,322	$213,129
(1) Total Segment EBITDA is equal to EBITDA.

Planet Fitness, Inc. and subsidiaries
Non-GAAP Financial Measures
(Unaudited)
(Amounts in thousands, except per share amounts)

Adjusted Net Income and Adjusted Net Income per Diluted Share
Adjusted net income assumes that all net income is attributable to Planet Fitness, Inc., which assumes the full exchange of all outstanding Holdings Units for shares of Class A common stock of Planet Fitness, Inc., adjusted for certain non-recurring items that we do not believe directly reflect our core operations. Adjusted net income per share, diluted, is calculated by dividing Adjusted net income by the total shares of Class A common stock outstanding plus any dilutive options and restricted stock units as calculated in accordance with GAAP and assuming the full exchange of all outstanding Holdings Units and corresponding Class B common stock as of the beginning of each period presented. Adjusted net income and Adjusted net income per share, diluted, are supplemental measures of operating performance that do not represent, and should not be considered, alternatives to net income and earnings per share, as calculated in accordance with GAAP. We believe Adjusted net income and Adjusted net income per share, diluted, supplement GAAP measures and enable us to more effectively evaluate our performance period-over-period. A reconciliation of Adjusted net income to net income, the most directly comparable GAAP measure, and the computation of Adjusted net income per share, diluted, are set forth below.

	Three months ended December 31,		Year ended December 31,
(in thousands, except per share amounts)	2019	2018	2019	2018
Net income	$34,255	$28,778	$135,413	$103,162
Provision for income taxes, as reported	10,840	5,307	37,764	28,642
Purchase accounting adjustments-revenue(1)	244	78	768	1,019
Purchase accounting adjustments-rent(2)	122	184	470	732
Loss on reacquired franchise rights(3)	1,810	—	1,810	360
Transaction fees(4)	—	17	—	307
Loss on extinguishment of debt(5)	—	—	—	4,570
Severance costs(6)	—	—	—	352
Pre-opening costs(7)	772	608	1,793	1,461
Indemnification receivable(8)	—	342	—	342
Tax benefit arrangement remeasurement(9)	1,328	4,765	5,966	4,765
Other(10)	(7)	48	48	733
Purchase accounting amortization(11)	4,164	3,940	16,318	15,716
Adjusted income before income taxes	$53,528	$44,067	$200,350	$162,161
Adjusted income taxes(12)	14,346	11,590	53,694	42,648
Adjusted net income	$39,182	$32,477	$146,656	$119,513

Adjusted net income per share, diluted	$0.44	$0.34	$1.59	$1.22

Adjusted weighted-average shares outstanding(13)	90,015	95,758	92,358	97,950

(1)
Represents the impact of revenue-related purchase accounting adjustments associated with the 2012 Acquisition. At the time of the 2012 Acquisition, the Company maintained a deferred revenue account, which consisted of deferred area development agreement fees, deferred franchise fees, and deferred enrollment fees that the Company billed and collected up front but recognizes for GAAP purposes at a later date. In connection with the 2012 Acquisition, it was determined that the carrying amount of deferred revenue was greater than the fair value assessed in accordance with ASC 805—Business Combinations, which resulted in a write-down of the carrying value of the deferred revenue balance upon application of acquisition push-down accounting under ASC 805. These amounts represent the additional revenue that would have been recognized in these periods if the write-down to deferred revenue had not occurred in connection with the application of acquisition pushdown accounting.

(2)
Represents the impact of rent-related purchase accounting adjustments. In accordance with guidance in ASC 805 – Business Combinations, in connection with the 2012 Acquisition, the Company’s deferred rent liability was required to be written off as of the acquisition date and rent was recorded on a straight-line basis from the acquisition date through the end of the lease term. This resulted in higher overall recorded rent expense each period than would have otherwise been recorded had the deferred rent liability not been written off as a result of the acquisition push down accounting applied in accordance with ASC 805. Adjustments of $0.1 million, $0.1 million, $0.2 million and $0.4 million in the three months ended December 31, 2019 and 2018 and the years ended December 31, 2019 and 2018, respectively, reflect the difference between

Planet Fitness, Inc. and subsidiaries
Non-GAAP Financial Measures
(Unaudited)
(Amounts in thousands, except per share amounts)

the higher rent expense recorded in accordance with U.S. GAAP since the acquisition and the rent expense that would have been recorded had the 2012 Acquisition not occurred. Adjustments of $0.1 million, $0.1 million, $0.3 million and $0.4 million in the three months ended December 31, 2019 and 2018 and the years ended December 31, 2019 and 2018, respectively, are due to the amortization of favorable and unfavorable lease intangible assets. All of the rent related purchase accounting adjustments are adjustments to rent expense which is included in store operations on our consolidated statements of operations.

(3)
Represents the impact of a non-cash loss recorded in accordance with ASC 805 - Business Combinations related to our acquisition of 12 franchisee-owned stores in December 2019. The loss recorded under GAAP represents the difference between the fair value of the reacquired franchise rights and the contractual terms of the reacquired franchise rights and is included in other (gain) loss on our consolidated statements of operations.

(4)	Represents transaction fees and expenses that could not be capitalized related to the securitized debt transaction in 2018.

(5)	Represents a loss on extinguishment of debt related to the write-off of deferred financing costs associated with the Term Loan B which the Company repaid in August 2018.

(6)	Represents severance expense recorded in connection with an equity award modification.

(7)
Represents costs associated with new corporate-owned stores incurred prior to the store opening, including payroll-related costs, rent and occupancy expenses, marketing and other store operating supply expenses.

(8)
Represents a receivable recorded in connection with a contractual obligation of the Company’s co-founders to indemnify the Company with respect to pre-IPO tax liabilities pursuant to the 2012 Acquisition.

(9)	Represents gains and losses related to the adjustment of our tax benefit arrangements primarily due to changes in our effective tax rate.

(10)
Represents certain other charges and gains that we do not believe reflect our underlying business performance. In the year ended December 31, 2018 this amount included expense of $0.6 million related to the write-off of certain assets that were being tested for potential use across the system.

(11)
Includes $3.1 million, $3.1 million, $12.4 million and $12.4 million of amortization of intangible assets, other than favorable leases, for the three months ended December 31, 2019 and 2018 and the years ended December 31, 2019 and 2018, respectively recorded in connection with the 2012 Acquisition, and $1.1 million, $0.8 million, $4.0 million and $3.3 million of amortization of intangible assets for the three months ended December 31, 2019 and 2018 and the years ended December 31, 2019 and 2018, respectively, created in connection with historical acquisitions of franchisee-owned stores. The adjustment represents the amount of actual non-cash amortization expense recorded, in accordance with GAAP, in each period.

(12)
Represents corporate income taxes at an assumed effective tax rate of 26.8% for the three months and year ended December 31, 2019 and 26.3% for the three months and year ended December 31, 2018, applied to adjusted income before income taxes.

(13)	Assumes the full exchange of all outstanding Holdings Units and corresponding shares of Class B common stock for shares of Class A common stock of Planet Fitness, Inc.

Planet Fitness, Inc. and subsidiaries
Non-GAAP Financial Measures
(Unaudited)
(Amounts in thousands, except per share amounts)

A reconciliation of net income per share, diluted, to Adjusted net income per share, diluted is set forth below for the three months and years ended December 31, 2019 and 2018:

	For the three months ended December 31, 2019			For the three months ended December 31, 2018
(in thousands, except per share amounts)	Net income	Weighted Average Shares	Net income per share, diluted	Net income	Weighted Average Shares	Net income per share, diluted
Net income attributable to Planet Fitness, Inc.(1)	$29,665	81,453	$0.36	$24,795	86,302	$0.29
Assumed exchange of shares(2)	4,590	8,562		3,983	9,456
Net Income	34,255			28,778
Adjustments to arrive at adjusted income before income taxes(3)	19,273			15,289
Adjusted income before income taxes	53,528			44,067
Adjusted income taxes(4)	14,346			11,590
Adjusted Net Income	$39,182	90,015	$0.44	$32,477	95,758	$0.34

(1)	Represents net income attributable to Planet Fitness, Inc. and the associated weighted average shares, diluted of Class A common stock outstanding.

(2)
Assumes the full exchange of all outstanding Holdings Units and corresponding shares of Class B common stock for shares of Class A common stock of Planet Fitness, Inc. Also assumes the addition of net income attributable to non-controlling interests corresponding with the assumed exchange of Holdings Units and share of Class B common stock for shares of Class A common stock.

(3)	Represents the total impact of all adjustments identified in the adjusted net income table above to arrive at adjusted income before income taxes.

(4)
Represents corporate income taxes at an assumed effective tax rate of 26.8% and 26.3% for the three months ended December 31, 2019 and 2018, respectively, applied to adjusted income before income taxes.

	Year Ended December 31, 2019			Year Ended December 31, 2018
(in thousands, except per share amounts)	Net income	Weighted Average Shares	Net income per share, diluted	Net income	Weighted Average Shares	Net income per share, diluted
Net income attributable to Planet Fitness, Inc.(1)	$117,695	83,619	$1.41	$88,021	87,675	$1.00
Assumed exchange of shares(2)	17,718	8,739		15,141	10,275
Net Income	135,413			103,162
Adjustments to arrive at adjusted income before income taxes(3)	64,937			58,999
Adjusted income before income taxes	200,350			162,161
Adjusted income taxes(4)	53,694			42,648
Adjusted Net Income	$146,656	92,358	$1.59	$119,513	97,950	$1.22

(1)	Represents net income attributable to Planet Fitness, Inc. and the associated weighted average shares, diluted of Class A common stock outstanding.

(2)
Assumes the full exchange of all outstanding Holdings Units and corresponding shares of Class B common stock for shares of Class A common stock of Planet Fitness, Inc. Also assumes the addition of net income attributable to non-controlling interests corresponding with the assumed exchange of Holdings Units and shares of Class B common stock for shares of Class A common stock.

(3)	Represents the total impact of all adjustments identified in the adjusted net income table above to arrive at adjusted income before income taxes.

(4)	Represents corporate income taxes at an assumed effective tax rate of 26.8% and 26.3% for the years ended December 31, 2019 and 2018, respectively, applied to adjusted income before income taxes.